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                                                                      EXHIBIT 16

                        [Arthur Andersen LLP Letterhead]


May 20, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549




Dear Sir/Madam:

We have read paragraph two of Item 4 included in the Form 8-K dated May 20, 2002, of Nextel Partners, Inc., to be filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.

Very truly yours,


/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP



Cc:     Mr. John D. Thompson
        Chief Financial Officer
        Nextel Partners, Inc.